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                                                                   EXHIBIT 10.23


                                1100 CORPORATION

                              THE BISYS GROUP, INC.

                                  OFFICE LEASE

                                      INDEX


ARTICLE          TITLE                                                    PAGE

 1               Demised Premises                                           1
 2               Term                                                       1
 3               Rent                                                       1
 4               Rent Adjustment                                            1
 5               Increases in Annual Operating Costs                        1
 6               Additional Rent                                            3
 7               Laws and Ordinances                                        3
 8               Furniture; Fixtures; Electrical Equipment                  3
 9               Alterations                                                3
10               Damage                                                     3
11               Condemnation                                               4
12               Use of Demised Premises                                    4
13               Repairs by Tenant                                          4
14               Repairs by Landlord                                        4
15               Roof Rights                                                4
16               Landlord's Remedies Upon Default                           4
17               Services of Landlord                                       5
18               Insurance                                                  5
19               Property at Tenant's Risk                                  5
20               Assignment; Subletting                                     6
21               Signs                                                      6
22               Rules and Regulations                                      6
23               Parking                                                    6
24               Landlord Access                                            6
25               Subordination                                              6
26               Mortgagee Protection                                       6
27               Construction of Tenant Improvements by Landlord            6
28               Hold-Over                                                  7
29               Estoppel Certificates                                      7
30               Quiet Enjoyment                                            7
31               Delay                                                      7
32               Relocation of Tenant                                       7
33               Modifications Due to Financing                             7
34               Attorneys' Fees                                            7
35               Notices                                                    7
36               Remedies Cumulative; No Waiver                             8
37               Modification                                               8
38               Waiver of Jury Trial                                       8
39               Headings                                                   8
40               Applicable Law                                             8
41               No Option                                                  8
42               Gender; Assigns and Successors                             8
43               Severability                                               8
44               Special Stipulations                                       8
45               Commission                                                 8


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46               Assignment; Sublease
47               Right to Renew
48               ADA
49               Additional Services or Utilities
50               Coordination of the Work
51               Landlord's Waiver
52               Environmental
53               Tenant Remedies
54               Right of First Offer


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                                  OFFICE LEASE

         THIS LEASE, made this 9th day of December, 1999, by and between 1100 CORPORATION (hereinafter "Landlord"); and THE BISYS GROUP, INC., a Delaware corporation (hereinafter "Tenant").

                                   WITNESSETH:

         1. DEMISED PREMISES. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord, Suite No. 1200 and 1300 containing approximately 35,034 rentable square feet of office space (the "Rentable Area") on the 12th and 13th floors of the building known as 1100 Circle 75 Parkway (the "Building") located in the Circle 75 Office Park, at 1100 Circle 75 Parkway, Atlanta, Georgia 30339, (the "Property") all upon the terms and conditions hereafter set forth. That portion of the Rentable Area which Tenant shall be entitled to occupy is hereinafter referred to as the "Demised Premises" or "Premises", and is outlined in red on the floor plan attached hereto as Exhibit A and by this reference made a part hereof. It is specifically understood that for purposes of calculating any payments or pro-rations hereunder, the number of rentable square feet set forth above shall control.

         2. TERM. The term of this Lease shall commence on the date hereof (the "Lease Date") and shall end eighty-four (84) months after the "Rent Commencement Date", as hereinafter defined. The "Rent Commencement Date" shall be the day after Landlord substantially completes "Landlord's Work" in accordance with the provisions of Article 27 below, or the date Tenant actually commences occupancy of the Demised Premises for operational purposes, whichever is earlier. In the event the Rent Commencement Date is a date other than the first day of a calendar month, the term of the Lease shall run for the number of months set forth above from the first day of the calendar month following the Rent Commencement Date. Landlord and Tenant hereby agree to execute a Commencement Agreement specifying the Rent Commencement Date hereof.

         For purposes of this Lease, Landlord's Work shall be deemed to be "Substantially Complete" upon satisfaction of all of the following requirements:

                  (i) Landlord's general contractor has certified to Tenant that all of Landlord's Work has been substantially completed in accordance with the Construction Drawings (as defined in Article 27 below), except for minor items which are inconsequential and do not affect Tenant's use or occupancy of the Demised Premises and which are set forth on a "punch list" delivered to Landlord no later than thirty (30) days after substantial completion of Landlord's Work, which "punch list" items will be completed by Landlord within sixty (60) days after Tenant's submission of such "punch list" to Landlord, but only if Tenant has supplied a punch list to Landlord within the time period set forth above; and

                  (ii) Landlord delivers a Certificate of Occupancy for the Demised Premises.

         3. RENT. Commencing with the Rent Commencement Date, Tenant shall pay as annual rent for the Demised Premises the sum of Six Hundred Forty Eight Thousand One Hundred Twenty Nine and 00/100 Dollars ($648,129.00) per annum, payable in equal monthly installments of Fifty Four Thousand Ten and 75/100 Dollars ($54,010.75) each (the "Initial Base Rent"). All such monthly installments of rent shall be payable to Landlord or its designated agent, in advance, without previous notice or demand therefor, and, except as otherwise specifically stated in Article 53 herein, without deduction or setoff, with the first monthly installment to be due and payable no later than the Rent Commencement Date and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rent Commencement Date during the term hereof. If the Rent Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day.

Landlord hereby acknowledges receipt of Fifty Four Thousand Ten and 75/100 Dollars ($54,010.75), which shall constitute prepayment of the first month's rent.

         4. RENT ADJUSTMENT.

                  (a) At the expiration of each Lease Year (as hereinafter defined), the Initial Base Rent shall be increased by two percent.

                  (b) For all purposes of this Lease, the term "Lease Year" shall be defined to mean a period of twelve (12) calendar months. The first Lease Year shall commence on the Rent Commencement Date (or on the first day of the first calendar month following the Rent Commencement Date if said date is other than the first day of a calendar month), and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.

         5. INCREASES IN ANNUAL OPERATING COSTS. Tenant agrees to pay to Landlord, as additional rent, its Pro-Rata Share (as hereinafter defined) of any increases in Annual Operating Costs (as hereinafter defined) above the "Budgeted Annual Operating Cost" of actual Annual Operating Costs for Fiscal Year 2000 (ending September 30, 2000)(the "Base Year"). Within one hundred eighty (180) days following each September 30 during the term hereof, Landlord shall furnish to Tenant a statement (the "Annual Statement") in reasonable detail of the actual Annual Operating Costs for the prior twelve month period ending September 30 of each year (the "Fiscal Year") after the Base Year.

                  (a) Tenant shall, within fifteen (15) days of its receipt of said Annual Statement, pay to Landlord its Pro-Rata Share of the difference between the actual Annual Operating Cost reflected on said Annual Statement and the Budgeted Annual Operating Cost set forth above for the same period (which difference is hereinafter referred to as the "Increase"). Thereafter, commencing October 1, 2001, Tenant shall pay to Landlord monthly during the term hereof, as additional rent, without notice or demand therefor and without any


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deduction or setoff whatsoever, except as otherwise specifically stated in
Article 53 herein, an amount equal to one-twelfth (1/12th) of its Pro-Rata Share of the Increase. Tenant's monthly payment set forth above shall be adjusted as of each succeeding September 30 to the actual Increase, if any, set forth in each successive Annual Statement, and such adjustment, if any, shall be paid within thirty (30) days of the date of said Annual Statement. The amount of any Increase calculated from time to time pursuant to any Annual Statement shall be used as the basis for calculating Tenant's monthly payment for the next succeeding twelve (12) month period.

                   (b) For the purposes of sub-paragraphs (a) of this paragraph 5, the following provisions shall control:

                   (i) All monthly payments as may be required thereunder for the period October 1 through the date of the Annual Statement shall be payable in full on the first day of each of the calendar month next following the date of said Annual Statement. Failure of the Landlord to provide any Annual Statement within the said one hundred eighty (180) day period shall not constitute a waiver by Landlord of its rights to payments due pursuant to this paragraph, and the obligations hereunder shall survive the expiration or other termination of this Lease.

                   (ii) For any applicable Fiscal Year that begins prior to the Rent Commencement Date or ends after the expiration date of this Lease, the Increase for that Fiscal Year shall be apportioned on a per diem basis so that only that portion of such Increase as is attributable to the portion of such Fiscal Year that occurs during the term of this Lease, shall be payable by Tenant.

                   (d) The total square footage of the Building is 269,049, and based thereon, the Tenant's Pro-Rata Share as used herein shall mean .130.

                   (e) Annual Operating Costs as used herein shall include all costs of operation, maintenance and repair of the Building and its appurtenances, and shall include the following by way of illustration but not limitation: Real Estate Taxes (as hereinafter defined), personal property taxes, insurance, and the cost of labor, materials and services for the operation, maintenance and repair of the Building and its appurtenances (including parking areas and the Building's pro-rata share of the operating, maintenance and repair of Parkway landscaping and the public areas, facilities and amenities of the Circle 75 Office Park), including but not limited to, water and sewer charges, garbage and waste disposal, license, permit and inspection fees, heat, light, power and other utilities, air conditioning and ventilating, elevator services, plumbing service, janitorial and cleaning service, maintenance and service contracts, landscaping (including upgrades and replacements thereto), watchmen, guards, and any personnel engaged in the operation, maintenance or repair of the Building and its appurtenances together with payroll taxes and employee benefits applicable thereto, advertising and promotion expenses, management expenses, legal and accounting fees, and a reserve for asphalt and roof repairs of two cents ($.02) per square foot of rentable area. In addition, Annual Operating Costs shall include depreciation for capital expenditures made by Landlord to reduce operating expenses only if Landlord shall have reasonably determined that the annual reduction in operating expenses shall exceed depreciation therefor. Depreciation shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item. Notwithstanding the foregoing to the contrary, Annual Operating Costs shall not include:

         (i) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants);

         (ii) interest or amortization payments on any mortgages or deeds of trust;

         (iii)    net basic rents under ground leases;

         (iv) costs specifically billed to and paid by specific tenants and not to tenants generally;

         (v) legal fees and other expenses incurred by Landlord or agents in connection with the negotiations of leases;

         (vi) allowances, concessions, permits, licenses, inspections, and other costs and expenses incurred in the initial build-out of the Building;

         (vii) costs incurred due to violations by Landlord of the terms and conditions of any lease;

         (viii) costs incurred for any item to the extent of Landlord's recovery under a manufacturer's, materialmen's, vendor's or contractor's warranty, if any;

         (ix) costs of acquisition of sculpture, paintings or other objects of art;

         (x) costs of repairs incurred by reason of condemnation to the extent Landlord receives compensation therefor through condemnation or similar awards;

         (xi) costs relating to maintaining Landlord's existence, either as a corporation, partnership, trust or other entity;

         (xii) any penalties or interest expenses incurred because of Landlord's failure to timely pay Real Estate Taxes;

         (xiii) costs of any repairs or improvements to the Building resulting from a fire or other casualty, to the extent such repairs are covered and reimbursed by the insurance which Landlord maintains hereunder;

         (xiv) except as it pertains to directly to the operation, repair, maintenance and management of this Building, Landlord's general overhead expenses;

         (xv) costs arising from the removal of hazardous materials in, about or below the Building or the Property due to governmental regulations enacted prior to the date hereof.

                  (f) The term "Real Estate Taxes" means all taxes, rates and assessments, general and special, levied or imposed with respect to the land, buildings and improvements of which the Demised Premises are a part of, including all taxes, rates and assessments, general and special, levied or imposed for schools, public betterment, general or local improvements and operations and taxes imposed in connection with any special taxing district. The term "Real Estate Taxes" does not include any assessments or levies on any additional buildings constructed on the Property or any recording taxes or other transactional taxes related to the sale or refinancing of the Property, the Building, and/or this Lease. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, buildings and improvements, and/or Landlord in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction where the Building is located, then any such new tax or levy shall be included within the term "Real Estate Taxes". Should any governmental taxing authority acting under any regulation, levy, assess, or impose a tax, excise and/or assessment however described (other than an income or franchise tax) upon, against, on account of, or measured by, in whole or in part, the rent


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expressly reserved hereunder, or upon the rent expressly reserved under any other leases or leasehold interests in the Property, as a substitute (in whole or in part) or in addition to any existing real estate taxes on land and buildings and otherwise, such tax or excise on rents shall be included within the term "Real Estate Taxes". In the event Landlord is required by the taxing authority to pay real estate taxes in advance, Tenant agrees that Landlord shall immediately be reimbursed Tenant's Pro-Rata share upon billing Tenant therefor. Reasonable expenses (consisting of attorneys' fees, consulting fees, expert witness fees and similar costs) incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this paragraph, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Paragraph 5 and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund. Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion to abandon any contest with respect to the amount of any Real Estate Taxes without consent or approval of the Tenant.

                  (g) The Annual Statement furnished by Landlord to Tenant shall include and show the following:

                           (1) Budgeted Annual Operating Costs (as defined
above);

                           (2) Annual Operating Costs for the applicable Fiscal
Year, including Landlord's standard detail for the applicable Fiscal Year and the amount of Increase;

                           (3) The amount of any added payments due Landlord for
the applicable Fiscal Year, less any credits for amounts paid, if any; and

                           (4) The amount of the projected monthly payment for
the next Fiscal Year including the amount or revised amount due for any months prior to the rendition of the Annual Statement.

                  (h) Landlord agrees to retain the books and records substantiating the operating expenses incurred in each calendar year for a period of one (1) year from the date Landlord submits a statement to Tenant. Tenant, upon written notice to Landlord delivered within one hundred eighty
(180) days of Tenant's receipt of the pertinent Annual Operating Costs statement, shall have reasonable access during normal business hours in Landlord's headquarters office to inspect the books and records of Landlord relating to Annual Operating Costs and/or to have such books and records audited or reviewed, at Tenant's expense, for the purpose of verifying the Annual Operating Costs statement. Tenant shall bear all costs relating to such inspection, including, but not limited to, costs of photocopies. Any discrepancy in Tenant's Proportionate Share shall be promptly corrected by a payment of any shortfall to Landlord by Tenant within thirty (30) days after the applicable audit, or by a credit against the next payment(s) of Annual Operating Costs due under this Lease. If (i) Tenant has first notified Landlord of any alleged discrepancies in Tenant's Proportionate Share of Annual Operating Costs and has used reasonable efforts to resolve such discrepancy with Landlord prior to commencing an audit, and (ii) Tenant's audit determines that Tenant's was overcharged by more than an additional three percent (3%) in excess of its Pro-Rata Share, and (iii) Landlord either agrees with such audit determination (or it is judicially determined that such audit results were correct), then, in addition to any overpayment found to be due to Tenant as set forth above, Landlord shall reimburse Tenant for an additional amount equal to the reasonable cost of such audit; notwithstanding the foregoing, Landlord shall not be obligated to reimburse Tenant for any costs or expenses arising out of an audit if the person or entity performing such audit is being compensated on a contingent fee basis. Tenant shall keep the results of any audit of Annual Operating Costs confidential.

         6. ADDITIONAL RENT. Any amounts required to be paid by Tenant hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered additional rental payable in the same manner and upon the same terms and conditions as the rent reserved hereunder. Any failure on the part of Tenant to pay such additional rental when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of rent.

         7. LAWS AND ORDINANCES. Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws and/or regulations of the municipality, county and/or state in which the Demised Premises are located, whether required of Landlord or otherwise, which are made necessary or which pertain to the specific conduct of Tenant's business in the Demised Premises or any alterations to the Demised Premises made by Tenant in accordance with Article 8 below, except that Landlord shall comply with any orders affecting structural walls and columns or to the Building in general unless compliance is made necessary due only to Tenant's particular business in the Demised Premises or use of the Demised Premises. Landlord and Tenant will indemnify and save each other harmless from all penalties, claims, and demands resulting from such party's failure or negligence in this respect.

         8. FURNITURE; FIXTURES; ELECTRICAL EQUIPMENT.

         (a) Tenant shall not place a load upon the floor of the Demised Premises exceeding eighty (80) pounds per square foot without Landlord's prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Tenant shall not keep within or about the Demised Premises any dangerous, inflammable, toxic or explosive material. Tenant shall indemnify Landlord and hold it harmless against any and all damage, injury, or claims resulting from the moving of Tenant's equipment, furnishings and/or materials into or out of the Demised Premises or from the storage or operation of the same. Any and all damage or injury to the Demised Premises, the Building, or the Property caused by such moving, storage or operation shall be repaired by Tenant at Tenant's sole cost.


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         (b) Landlord shall at its expense furnish electric facilities to the
Premises and electricity for lighting and small business machinery only (e.g., typewriters, dictating machines, adding machines, calculators, small copiers, postage machines, teletypes, personal computers and any other small office equipment) (the Building's current electrical system is capable of furnishing a minimum of five (5) watts of electrical current per usable square foot). Tenant will not use any electrical equipment which in Landlord's reasonable business opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, connect any additional items (e.g., electric heaters, vending equipment, printing, or duplicating machines, computers [other than personal computers], auxiliary air conditioners, and non-personal computer related equipment) to the Building's electrical system, or make any alterations or additions to the system. Should Landlord grant such consent, all additional circuits, meters or equipment required therefor shall be installed by Landlord and the costs of installation, equipment and metering device shall be paid by Tenant within thirty (30) days of receipt of bill and completion of the work. The consumption of electricity for such additional equipment shall be paid monthly by Tenant to Landlord at the prevailing utility company rates. Tenant shall also pay Landlord for maintenance and consumption of electricity for the existing supporting air conditioning system serving the twelfth floor computer telephone room and supplying supplemental cooling on the 13th floor in the Demised Premises if used by Tenant. Landlord and Tenant agree that in the event Tenant adds additional equipment which in Landlord's opinion produces enough heat to cause a comfort problem in the Building or any part thereof (which opinion shall be in writing and shall be rendered when Tenant seeks permission to install the same), then Landlord may install a supplemental air conditioner, and Tenant agrees to pay Landlord for such equipment, installation and consumption or electricity for supplemental air conditioner. Landlord shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of any equipment in connection with the furnishing of services referred to in this paragraph.

         9. ALTERATIONS. Tenant shall make no alterations or changes, structural or otherwise, to any part of the Demised Premises, either exterior or interior, without Landlord's written consent. which consent shall not be unnecessarily withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may make interior, non-structural alterations to the Premises if (i) the alterations do not require the issuance of a governmental permit (i.e., are generally cosmetic or decorative in nature), and (ii) Tenant provides Landlord with detailed plans and specifications for all such alterations. All alterations made by Tenant pursuant to the preceding sentence shall be removed by Tenant prior to the expiration of the term of this Lease. In the event of any such approved or permitted changes, Tenant shall have all work done at its own expense. Request for such consent shall be accompanied by plans stating in detail precisely what is to be done. Tenant shall comply with the building codes, regulations and laws now or hereafter to be made or enforced in the municipality, county and/or state in which said premises are located and which pertain to such work. Any additions, improvements, alterations and/or installations made by Tenant (except only office furniture and business equipment) shall become and remain a part of the Building and be and remain Landlord's property upon the termination of Tenant's occupancy of said premises; provided, however, that if Landlord gives written notice to Tenant at the time it gives its consent to the applicable alterations but in any event prior to actual installation thereof to such effect, it may require Tenant to restore said Demised Premises to their original condition at Tenant's sole cost and expense. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations. Landlord reserves the right to change, increase or reduce, from time to time, the number, composition, dimensions or location of any parking areas (but in no event below that required by applicable law), signs, the Building name, service areas, walkways, roadways or other common areas or make alterations or additions to the Building, in its sole discretion; provided, however, that Landlord will make no such changes that would materially and adversely affect Tenant's use of the Demised Premises for the purposes named herein without first obtaining the consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed.

         10. DAMAGE.

                  (a) If the Demised Premises shall be damaged by fire or other cause, the damage shall be diligently repaired within a reasonable time by and at the expense of Landlord, and the rent until such repairs shall have been made shall abate pro-rata according to the part of the Demised Premises which is unusable by Tenant. Due allowance shall be made for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Landlord and/or Tenant, and for personal delay on account of "labor troubles" or any other cause beyond Landlord's control. If, however, the Demised Premises are rendered wholly untenantable by fire or other cause and Landlord shall decide not to rebuild the same, or if the entire Building be so damaged that Landlord shall decide to demolish it or not to rebuild it, then or in any of such events, Landlord may, at its option, cancel and terminate this Lease by giving Tenant, within thirty
(30) days from the date of such damage, notice in writing of its intention to cancel this Lease, whereupon the term of this Lease shall cease and determine upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. In neither of the certain contingencies in this paragraph mentioned shall there be any liability on the part of Landlord to Tenant covering or in respect of any period during which the occupation of said Demised Premises by Tenant may not be possible because of the matters hereinabove stated.

         (b) Notwithstanding anything to the contrary contained in this Lease, if the Demised Premises are damaged or destroyed by fire, accident, the elements or other casualty (a "Casualty") to the extent that it will not be possible to rebuild the Premises within one hundred eighty (180) days after the date of the Casualty, Landlord shall notify Tenant within thirty (30) days after such Casualty of Landlord's good faith estimate of the time needed to undertake reconstruction of the Demised Premises. If (i) Tenant is not then in default under this Lease, and (ii) the damage was not caused by Tenant's negligence or willful misconduct, Tenant shall have the right to terminate this Lease by giving to Landlord notice of such termination within fifteen (15) days after Landlord provides notice of such good faith estimate. In the event that Landlord or Tenant do not exercise a right of termination as provided in this Lease, Landlord shall commence to repair the damage caused by such Casualty and, thereafter, shall diligently and continuously pursue completion of such repairs, within the estimated completion date as set forth in Landlord's notice. If Landlord fails to substantially complete the repairs within the estimated completion date, Tenant shall have the right and option, as its sole and exclusive remedy upon no less than thirty (30) days prior notice to Landlord to terminate this Lease; provided, however, that any termination of this Lease by Tenant shall be null and void if Landlord substantially completes repairs within thirty (30) days after receipt of Tenant's notice of termination.

         11. CONDEMNATION. If the Demised Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for


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compensation in the proceedings, and hereby assigns to Landlord any rights which
Tenant may have to any portion of any award made as a result of such taking, and this Lease shall terminate as to the portion of the Demised Premises taken by the condemning authority and rental shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the Building or part thereof so taken.

         If the nature, location or extent of any proposed condemnation affecting the Building is such that Landlord elects in good faith to demolish the Building, then Landlord may terminate this Lease by giving at least sixty
(60) days' written notice of termination to Tenant within one hundred twenty
(120) days after such condemnation and this Lease shall terminate on the date specified in such notice.

         12. USE OF DEMISED PREMISES. The Demised Premises shall be used and occupied by Tenant solely for the purpose of general office use, and for no other purpose whatsoever. Tenant shall permit Landlord to transmit heat, air conditioning and electric current through the Demised Premises at all times at Landlord's discretion. Notwithstanding the previous sentence, if Landlord makes any changes in the Demised Premises relating to the transmittal of heat, air-conditioning and electrical current not otherwise requested by Tenant which result in a reduction of usable square footage in the Demised Premises, Tenant shall have the right to have an exact measurement of the actual usual square footage of the Demised Premises by a licensed architect engaged by Tenant, at its expense, and if said measurement indicates that the Demised Premises are larger or smaller than the size recited in this Lease, the parties hereto shall promptly execute a supplemental instrument adjusting, as applicable, the amounts payable by Tenant for Base Rent, Annual Operating Costs and Real Estate Taxes, to conform to the exact measurement. The Premises shall not be used for any illegal purpose or in violation of any valid regulation of any governmental body, or in any manner to (i) create any nuisance or trespass; (ii) annoy or embarrass Landlord or any other tenant of the Property; (iii) vitiate any insurance; or (iv) alter the classification or increase the rate of insurance on the property. Landlord specifically agrees that use of the Demised Premises for general office use as described in this Article 12 shall not result in any increase in the cost of insurance.

         13. REPAIRS BY TENANT. Tenant agrees to maintain the Demised Premises and the fixtures therein, (including any special heating, ventilating and air conditioning equipment or other special installations for Tenant's fixtures and equipment) in good order and condition during the term of this Lease at its sole cost and expense, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same and all keys, locks and other fixtures connected therewith (except only office furniture and business equipment) in like good order and condition, as the same is now or shall be at the Rent Commencement Date, ordinary wear and tear and fire or other casualty excepted.

         14. REPAIRS BY LANDLORD. Landlord shall have no duty to Tenant to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability, and then only if not brought about by any act or neglect of Tenant, its agents, employees or invitees. Landlord shall specifically repair the roof and replace the same as necessary to keep the Demised Premises free and clean of leaks and seeping water, and Tenant shall have such rights as are more specifically described in Article 53 below if Landlord fails to timely act. Notwithstanding the aforesaid, Landlord shall not be liable for any damage caused to the person or property of Tenant, its agents, employees or invitees, due to the Property or the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water or sewer, or steam pipes, or from electricity, or from any other cause whatsoever, Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Demised Premises known to Tenant which Landlord is required to repair, and a failure to so report shall make Tenant liable to Landlord for any expense, damage or liability resulting from such defects.

         15. ROOF RIGHTS. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purposes.

         16. LANDLORD'S REMEDIES UPON DEFAULT. In the event Tenant shall default in the payment, when due, of any installment of rent or other charges or money obligation to be paid by Tenant hereunder (all of which monetary obligations of Tenant shall bear interest at the highest rate allowable by law, not to exceed eighteen percent (18%) per annum, from the date due until paid in full) and fails to cure said default within five (5) days after the same shall become due; provided, however, that Tenant shall not be in default with respect to the first two (2) monetary payments received after such five (5) day period in any Lease Year unless Tenant fails to cure such default within five (5) days after Tenant's receipt of written notice of such late payment; or if Tenant shall default in performing any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Tenant's monetary obligations hereunder) or any of the Rules and Regulations now or hereafter established by Landlord to govern the operation of the Building and fails to cure such default within thirty (30) days after written notice thereof from Landlord; provided, however, that, solely with respect to non-monetary defaults which cannot with due diligence and best efforts be cured within such thirty (30) day period if, within such thirty (30) day period Tenant commences and thereafter diligently pursues the cure of any such non-monetary default, Tenant shall be granted an additional reasonable period of time to effect a cure; or if Tenant is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant's property; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof, is or is proposed to be, reduced or payment thereof deferred; or if Tenant makes an assignment for the benefit of creditors; or if Tenant's property or effects should be levied upon or attached under process against Tenant, and not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord, at its option may pursue any one or more of the following remedies without any notice or demand whatsoever:

         (a) Landlord, at its option, may at once, or at any time thereafter prior to such default being cured terminate this Lease by written notice to Tenant, whereupon this Lease shall end concurrently with the receipt by Tenant of such notice. Upon such termination by Landlord, Tenant will at once surrender possession of the Demised Premises to Landlord and remove all of Tenant's effects therefrom, and Landlord may forthwith re-enter the Premises and repossess himself thereof, and through legal process remove all persons and effects therefrom, using such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

         (b) Landlord may, without terminating this Lease, through legal process enter upon and take possession of the Demised Premises and expel or remove Tenant any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, make such alterations and repairs as in, in Landlord's judgment, may be necessary to relet the Premises, and any part thereof for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor. Upon each such reletting, all rent received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, including interest thereon; second, to the payment of any loss and expenses of such reletting, including brokerage fees, reasonable attorneys' fees and the cost of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, together with interest thereon as herein provided; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting. Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such prior default.

         (c) In the event Landlord terminates this Lease in accordance with the provisions of this Paragraph 16, Landlord may, in addition to any other remedy it may have, recover from Tenant all damages and expenses Landlord may suffer or incur by reason of Tenant's default hereunder, including, without limitation, the cost of recovering the Premises, reasonable attorneys' fees and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, discounted at the rate of six percent (6%) per annum from the date of termination or reentry, all of which sums shall become immediately due and payable by Tenant to Landlord upon demand of Landlord.

         (d) If the rent agreed to be paid, including all other sums of money which under the provisions hereto are declared to be rent, shall be in arrears in whole or in part for ten (10) or more days after receipt of written notice, Landlord may at its option (if such arrearage remains unpaid after ten (10) days' written notice to Tenant) declare the tenancy hereunder converted into a tenancy from month to month, and upon giving written notice to Tenant of the exercise of such option, Landlord shall forthwith be entitled to all provisions of law relating to the summary eviction of monthly tenants in default in rent.

         Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies herein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant's violation of any of the covenants and provisions of this Lease.

         Anything in this Lease to the contrary notwithstanding, in order to cover the extra expense involved in handling delinquent payments, Tenant shall pay a "late charge" of $150.00 when any installment of rent (basic or any other sum which may be considered additional rental under this Lease) is paid more than five (5) days after the due date thereof. It is hereby understood that this charge is for extra expenses incurred by the Landlord in processing the delinquency.

         17. SERVICES OF LANDLORD.

                  (a) Landlord shall furnish reasonably adequate electric current as required under this Lease, water and lavatory supplies during normal business hours, and normal and usual cleaning and janitorial service after business hours. Landlord further agrees to furnish elevator services and heat and air conditioning in its judgment sufficient to reasonably cool or heat the Demised Premises from 8:00 a.m. to 6:00 p.m., Monday through Friday inclusive; and from 9:00 a.m. to 1:00 p.m., Saturdays (said services not being furnished on Sundays or legal holidays as observed by the Landlord), provided, however, that Landlord shall not be liable for failure to furnish or for suspension in delay in furnishing such services due to breakdown, maintenance, or repair work, strike, riot, civil commotion, governmental action or any other cause beyond the reasonable control of Landlord. Notwithstanding the foregoing, in the event that utility services are unavailable for reasons other than Tenant's negligence or wrongful acts for a period in excess of three (3) consecutive days, the Rent hereunder shall abate for each remaining day during which such utility service remains unavailable.

                  (b) Landlord shall ensure that the heating, ventilating and air-conditioning ("HVAC") system serving the Demised Premises shall meet the following performance criteria:

                  (1) Summer Conditions: The entire air conditioning system for all spaces is to maintain a 76 degrees Fahrenheit Dry Bulb temperature, plus or minus 4 degrees Fahrenheit, and a 50% relative humidity, plus or minus 5%, at 92 degrees Fahrenheit Dry Bulb outdoor temperature;

                  (2) Winter Conditions: The entire heating system for all spaces is to maintain a 72 degrees Fahrenheit Dry Bulb temperature, plus or minus 4 degrees Fahrenheit, at 14 degrees Fahrenheit Dry Bulb outdoor temperature;

                  (3) The HVAC system shall at all times provide fresh air in a quantity of not less than .05 cubic feet per minute per square foot of floor area.

                  (c) Landlord shall also furnish hot and cold water at all times for lavatory, cleaning and drinking purposes.

                  (d) Landlord shall also furnish a Building-wide security system including a card access system for after-business-hour entry and security guard patrols during non-business hours.

         18. INSURANCE

                  (a) Tenant agrees to indemnify and save Landlord harmless from any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses of any kind (including reasonable attorneys fees): (i) relating to or arising from or in connection with the possession, use, occupation, management, repair, maintenance or control of the Demised Premises, or any portion thereof; (ii) arising from or in connection with any act or omission of Tenant or Tenant's agents, employees or invitees; or (iii) resulting from any default, violation or injury to person or property or loss of life sustained in or about the Demised Premises (excluding common areas). To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this Lease for the protection of Landlord and Tenant herein, public liability insurance with limits of at least One Million Dollars ($1,000,000.00) for each occurrence and Five Hundred Thousand Dollars ($500,000.00) for each separate injury and property damage insurance in the amount of One Hundred Thousand Dollars ($100,000.00), with an insurance company licensed to do business in the State of Georgia and having a rating of at least A-7 in Best's Key Rating Guide, and deliver to Landlord a copy of said policy or certificate showing the same to be in full force and effect.

                  (b) Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Demised Premises shall: (i) be issued in form reasonably acceptable to Landlord by good and solvent insurance companies qualified to do business in the state in which the Demised Premises is located and reasonably satisfactory to Landlord;
(ii) be issued in the names of Landlord, Landlord's mortgagee or deed of trust holder (if and as designated in writing by Landlord) and Tenant; (iii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; (iv) provide for 10 days' prior written notice to Landlord of any cancellation or other expiration of such policy or any defaults thereunder; and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

                  (c) Landlord shall maintain (i) public liability insurance on the common areas of the Building in amounts not less than those set forth in paragraph (a) of this Article 18 and (ii) Property Insurance for full replacement cost of the Building in an amount sufficient to avoid co-insurance.

                  (d) Landlord will defend (with counsel selected by Landlord) and indemnify Tenant, its officers, directors, employees and agents and save it harmless from and against any and all claims, suits, judgements, actions, damages, costs, liability and expense of any kind (including reasonable attorney fees) in connection with loss of life, personal injury and/or damage to property arising from or out of the common areas of the Building (including the parking area and any common area outside the Building but on the Property) occasioned by any negligent act or omission of Landlord, its agents, contractors or employees.

                  (e)(1) To the extent permitted by law, each of Landlord and Tenant hereby releases the other, to the extent of all insurance carried (or required to be carried) by each party under the terms of this Lease, from liability for any loss or damage caused by fire or other of the extended casualties insured against; provided, however, that this release shall be in force and effect only with respect to loss or damage occurring during such time as the releasing party's insurance policy contain a clause or clauses which provides that: (i) the insurance company waives subrogation or consents to a waiver of right of recovery, and (ii) such waiver of subrogation or consent to a waiver of a right of recovery does not adversely affect or prejudice said policy or the releasing party's right of full recovery thereunder. Landlord's release of Tenant under this subparagraph 18 (e) is expressly conditioned upon Tenant's full cooperation with Landlord's insurance carrier in inspections of the Demised Premises and Tenant's compliance with all requirements imposed by Landlord's insurance carrier with respect to any activities in or use of the Demised Premises which increases the risk of loss to the Building or the Demised Premises.

                  (2) If a party advises the other party that a clause of the type described in paragraph (1) above is (i) not obtainable, or (ii) only obtainable at additional cost, then such party shall not be obligated to obtain a waiver; provided, however, that with respect to an inability to obtain a waiver due to the imposition of additional cost, the party shall promptly notify the other party of the amount of such additional cost and, if the party desiring that the other party obtain a waiver agrees in writing to pay the additional cost of obtaining the waiver, then, upon receipt of such payment, that party shall obtain a waiver of subrogation for the benefit of the other party, as described in paragraph (e)(1) above To the extent that Tenant is permitted to self insure as to its personal property located in the Premises, Tenant will nevertheless be deemed to be insured for such personal property for the purposes of this paragraph (e).

         19. PROPERTY AT TENANT'S RISK. It is understood and agreed that all personal property in the Demised Premises, of whatever nature, whether owned by Tenant or any other person, shall be and remain at Tenant's sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the Bursting, overflowing, or leaking of the roof or of water or sewer, steam pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever.

         20. ASSIGNMENT; SUBLETTING. Landlord hereby grants the right to possess and enjoy the use of the Demised Premises to Tenant, but no estate shall pass out of Landlord; it being understood and agreed that Tenant has only a usufruct not subject to levy or sale. Tenant will not assign, transfer, mortgage or encumber this lease or sublet or rent (or permit occupancy or use of) the Demised Premises, or any part thereof, without obtaining the prior written consent of Landlord; nor shall any assignment or transfer of this lease be effectuated by operation of law or by transfer of any interest in tenant or otherwise without the prior written consent of Landlord. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of, or Tenant's liability under, any covenant or obligation under this lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting.

         Anything in this Lease to the contrary notwithstanding, in order to cover the extra expense involved in handling Landlord consent of assignment or subletting, Tenant shall pay a "sublease/assignment fee" of $500.00 when any sublease or assignment is submitted to the Landlord for its consent. It is understood that this charge is for extra expenses incurred by the Landlord in processing the sublease or assignment. SEE SPECIAL STIPULATION NO. 46

         21. SIGNS. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except the directories and the office doors, and then only in such places, numbers, sizes, color and style as are approved by Landlord and which conform to all applicable laws and/or ordinances. Any and all permitted signs shall be installed and maintained by Landlord at Tenant's sole expense. Landlord shall provide signage for Tenant on the Building directory and shall permit Tenant to install its standard logo on the doors of the Demised Premises.

         22. RULES AND REGULATIONS. Tenant shall at all times comply with the rules and regulations set forth on Exhibit B attached hereto, and with any additions thereto and modifications thereof adopted from time to time by Landlord, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant.

         23. PARKING. Landlord grants Tenant at no additional cost the non-exclusive, unassigned, right to use the parking area or areas designated by the Landlord from time to time. Tenant hereby agrees to comply with all traffic and parking rules and regulations imposed by Landlord from time to time.

         24. LANDLORD ACCESS. Landlord may enter the Demised Premises at all reasonable hours and upon reasonable advance notice (which may be by telephone) to exhibit the same to prospective purchasers, mortgagees or tenants, to inspect the Premises to see that Tenant is complying with all its obligations hereunder, to make repairs required of Landlord under the terms hereof or to make repairs to Landlord's adjoining property. Such entry by Landlord (i) shall, at Tenant's option, be in the presence of a representative of Tenant, and (ii) shall not unreasonably interfere with the operation of Tenant's business on the Demised Premises.

         25. SUBORDINATION

         (a) This Lease is subject and subordinate to the lien of any mortgage or deeds to secure debt, which may now or hereafter affect or encumber the Building or the real property of which the Demised Premises form a part and to all renewals, modifications, consolidations, replacements or extensions thereof. This paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of any such subordination, Tenant shall execute within fifteen (15) days after receipt, any certificate that Landlord may reasonably so request, provided the same contains appropriate language of non-disturbance. Tenant covenants and agrees to attorn to Landlord or to any successor to Landlord's interest in the Demised Premises, whether by sale, foreclosure or otherwise.

         (b) Notwithstanding the foregoing, in the event any such first mortgagee or the holder of any deed to secure debt shall elect to make the lien of this Lease prior to the lien of its mortgage or deed to secure debt, then, upon such party giving Tenant written notice to such effect, this Lease shall be deemed to be prior in lien to the lien of such mortgage or deed to secure debt, whether dated prior or subsequent thereto.

         (c) Landlord will use reasonable efforts to obtain a non-disturbance agreement for Tenant's benefit from the lender holding the mortgage lien on the Property as of the Lease Date (the "Lender") within one hundred fifty (150) days of the Lease Date. The non-disturbance agreement shall be on the Lender's approved form, and Tenant shall pay to Landlord, as additional rent, all fees, costs and expenses charged to Landlord by the Lender in connection with the Lender's review of this Lease and negotiation or review of the non-disturbance agreement including, without limitation, the Lender's legal fees.

         26. MORTGAGEE PROTECTION. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by Certified or Registered Mail or by delivery by a reputable overnight carrier, a copy of any Notice of Default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Tenant agrees that in the event of the sale of the Property, by foreclosure or deed in lieu thereof, the purchaser at such sale shall only be responsible for the return of any security deposit paid by Tenant to Landlord in connection with this Lease to the extent that such purchaser actually receives such security deposit.

         27. CONSTRUCTION OF TENANT IMPROVEMENTS BY LANDLORD.

         (a) Landlord shall, within one hundred twenty five (125) days after the date the plans are approved by Landlord pursuant to this Article 27, install and construct in the Demised Premises certain improvements required to make the Demised Premises suitable for use by Tenant in Tenant's business, which improvements are more specifically described in the attached Exhibit C. For purposes of this Article 27, the "Construction Commencement Date" shall mean the day after Tenant has approved the "Estimate" (as hereinafter defined) in accordance with Article 27 (c) below.

         (b) Tenant shall, within fifteen (15) days from the date hereof, provide Landlord with schematic plans and specifications (the "Plans") showing the work which Tenant desires Landlord to perform in the Demised Premises. Within fifteen (15) days after Tenant submits plans and specifications to Landlord, Landlord shall advise Tenant that Landlord has either (a) approved the Plans or (b) disapproved the plans, in which event Landlord shall specify in writing in what respects the Plans are not acceptable to Landlord and what revisions to the Plans will be required in order to make the Plans acceptable to Landlord, in which event Tenant shall promptly revise the Plans in order to accommodate the revisions required by Landlord. If Landlord does not approve or disapprove the Plans submitted to it by Tenant within fifteen (15) days after the Plans have been received by Landlord, the Plans shall be deemed to be approved by Landlord, and the Demised Premises shall be renovated in accordance with the Plans submitted by Tenant. Within thirty (30) days after Landlord's approval of the Plans, Tenant shall provide to Landlord construction drawings and specifications, consistent with the approved Plans, and sufficient for Landlord to bid out and construct all improvements desired by Tenant in the Demised Premises (the "Construction Drawings"). The Plans and Construction Drawings for Landlord's work shall be subject to Landlord's approval, which shall not be unreasonably withheld.

         (c) Tenant shall cause the Plans for the design of the Demised Premises to be performed in a good and professional manner and in accordance with all applicable laws, including but not limited to the Americans with Disabilities Act of 1991, as amended. Landlord shall construct the Demised Premises in accordance with the Plans in a good, professional and lien free manner.

         (d) Landlord shall pay all costs and expenses incurred in remodeling the Demised Premises in accordance with the approved Plans and the Construction Drawings to the extent that such costs and expenses, including design and engineering expenses, Landlord's construction management fee and contractor's fee, do not exceed Five Hundred Twenty Five Thousand Five Hundred Ten Dollars ($525,510.00). Within twenty (20) days after completion and approval of the Construction Drawings, Landlord shall advise Tenant of the estimated cost of Landlord's Work (the "Estimate"), and if the Estimate exceeds the sum of Five Hundred Twenty Five Thousand Five Hundred Ten Dollars ($525,510.00), Tenant shall either (i) within five (5) days after receipt of the Estimate, revise or amend the approved Plans and the Construction Drawings in order to reduce the cost of remodeling the Demised Premises to less than Five Hundred Twenty Five Thousand Five Hundred Ten Dollars ($525,510.00), or (ii) deposit with Landlord the amount by which the cost of the Landlord's Work, as reflected in the Estimate, exceeds Five Hundred Twenty Five Thousand Five Hundred Ten Dollars ($525,510.00). If Tenant fails to revise or amend the Plans and the Construction Drawings, as aforesaid, Tenant shall be deemed to have exercised the option set forth in clause (ii) above. Notwithstanding the foregoing if, as a result of change orders or unexpected conditions, the cost of performing Landlord's Work exceeds the Estimate, Tenant shall nevertheless pay all such additional amounts to Landlord in accordance with this Article 27.

         (e) Landlord shall construct the Demised Premises in accordance with the Construction Drawings in a good, professional and lien free manner, and Landlord shall (subject to delays caused by Tenant or resulting from the occurrence of events of force majeure) diligently pursue the renovation of the Demised Premises so that Landlord's Work in the Demised Premises will be substantially complete within one hundred twenty five (125) days after the Construction Commencement Date and, if such work is not substantially completed within such period, Tenant may, as its sole and exclusive remedy, terminate this Lease on the date falling thirty (30) days after Landlord's receipt of Tenant's notice of termination; provided, however, that if Landlord substantially completes Landlord's Work prior to the expiration of such thirty (30) day period, then Tenant's notice of termination shall be null and void and this Lease shall remain in full force and effect; provided, further, that if circumstances beyond Landlord's reasonable control (including, without limitation, force majeure or Landlord's inability to get appropriate governmental permits required for such renovation) prevent Landlord from completing such renovations by such date, then the period for Landlord to perform such work shall be extended by an amount of time by which Landlord was unable to perform it work as a result of such delay.

         (f) For purposes of this Lease, Landlord's Work shall be deemed to be "Substantially Complete" upon satisfaction of all of the following requirements:

                  (i) Landlord's general contractor has certified to Tenant that all of Landlord's Work has been substantially completed in accordance with the Construction Drawings, except for minor items which are inconsequential and do not affect Tenant's use or occupancy of the Demised Premises and which are set forth on a "punch list" delivered to Landlord within thirty (30) days after substantial completion of Landlord's Work, which "punch list" items will be completed by Landlord within sixty (60) days after Tenant's submission of such "punch list" to Landlord, but only if Tenant has supplied a punch list to Landlord within the time period set forth above; and

                  (ii) The heating, ventilation, air-conditioning, electric, water, plumbing, lavatory and sprinklers systems in the Demised Premises are in good working order.

         28. HOLD-OVER. If Tenant shall not immediately surrender the Demised Premises on the day after the end of the term hereby created, then Tenant shall, by virtue of this agreement, become a Tenant by the month at twice the rental agreed by said Tenant to be paid as aforesaid, commencing said monthly tenancy with the first day next after the end of the term above demised; and said Tenant, as a monthly Tenant, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenancy. Each party hereto shall give to the other at least thirty (30) days' written notice to quit the Demised Premises, except in the event of non-payment of rent in advance or of the other additional rents provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being expressly waived; provided, however, that in the event that Tenant shall hold over after expiration of the term hereby created, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the term aforesaid, then at any time prior to the acceptance of the rent by Landlord from Tenant, as a monthly Tenant hereunder, Landlord, at its election or option, may re-enter and take possession of the Demised Premises forthwith, without process, or by any legal action or process in force in the State in which the Demised Premises is located.

         29. ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time, upon not less than twenty (20) days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, a statement in writing (i) certifying, if true. that Tenant is in possession of the Demised Premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder, (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the Rent Commencement Date and the dates to which the rent and other charges hereunder have been paid by Tenant and
(iv) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which notices to Landlord should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Building or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

         30. QUIET ENJOYMENT. Landlord warrants that it has the right to make this Lease for the term aforesaid and that it will put Tenant into complete and exclusive possession of the Demised Premises. Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall at all times during the term hereof peaceably and quietly have, hold and enjoy the Demised Premises, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.

         31. DELAY. In the event Landlord for any reason is unable to deliver possession of the Demised Premises to Tenant on or before the Rent Commencement Date, at Landlord's option, this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord by reason of any such delay but no rent shall be payable during the pendency of any such delay, or upon written notice to Tenant, Landlord may terminate this Lease and, except for the return of any security deposit or prepaid rent, Landlord shall have no further obligation or liability to Tenant. In the event that Landlord does not so terminate this Lease, at such time as Landlord tenders possession of the Demised Premises to Tenant in writing, Tenant shall commence payment of rent pursuant to Paragraph 3 hereof, and the expiration date of the term of this Lease shall be extended for a period equal to the period of such delay. In the event of any such delay, Tenant shall execute a commencement agreement specifying the date on which possession of the Demised Premises was tendered by Landlord.

         32. RELOCATION OF TENANT. Intentionally deleted.

         33. MODIFICATIONS DUE TO FINANCING. In the event that any mortgagee of the Building or the land upon which the Building is located or of Landlord's interest therein requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) do not affect Tenant's use of the Demised Premises as herein permitted; (ii) do not increase the rent or other sums required to be paid by Tenant hereunder; (iii) are made prior to a date which in one hundred twenty (120) days after the Lease Date hereof; and (iv) do not increase the burdens, obligations or liabilities of Tenant and do not decrease the burdens, obligations or liabilities of Landlord or the benefits to Tenant under this Lease; then Landlord may submit to Tenant a written amendment to this lease incorporating such required changes. Tenant shall execute such reasonable amendment within twenty (20) days after the same has been submitted to Tenant. Landlord shall reimburse Tenant for its reasonable cost incurred reviewing the amendment, including reasonable attorneys' fees.

         34. ATTORNEYS' FEES. If any rent owing under this lease is collected by or through an Attorney at Law, Tenant agrees to pay any costs or expenses, including attorneys fees, incurred by Landlord. Tenant waives all homestead rights and exemptions which he may have under any law as against any obligation owing under this lease and assigns same to Landlord.

         35. NOTICES. All notices required or desired to be given hereunder by either party to the other shall be sent, postage prepaid, by certified or registered mail or by overnight mail by any recognized overnight courier. All rents and other monetary obligations arising hereunder, and all notices to the respective parties shall be addressed and sent as follows:

If to Landlord:

NOTICES AND CORRESPONDENCE          WITH A COPY TO:                    RENT AND OTHER PAYMENTS
--------------------------          ---------------                    -----------------------
1100 Corporation Company            Franklin Property Company          c/o Franklin Property
c/o Franklin Property Company       900 Circle 75 Parkway              P.O. Box 64772
8401 Connecticut Avenue             Suite 100                          Baltimore, Maryland  21264
Chevy Chase, Maryland  20815        Atlanta, Georgia  30339

If to Tenant:                       WITH A COPY TO:
The Bisys Group, Inc.               SCARINCI & HOLLENBECK
1100 Circle 75 Parkway              500 Plaza Drive, P.O. Box 3189
Suite 1200                          Secacus, NJ  07096-3189
Atlanta, GA 30339                   Attn: Victor E. Kinon, Esq.

         36. REMEDIES CUMULATIVE; NO WAIVER. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

         37. MODIFICATION. This writing is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevance or admissible to determine the meaning of any of the terms of this lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a written agreement signed by all of the parties hereto or their duly authorized agents.

         38. WAIVER OF JURY TRIAL. Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Demised Premises.

         39. HEADINGS. Captions and headings are for convenience and reference only.

         40. APPLICABLE LAW. This Lease shall be construed under the laws of the State in which the Demised Premises is located.

         41. NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Demised Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

         42. GENDER; ASSIGNS AND SUCCESSORS. Feminine or neuter pronouns may be substituted for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The Term "Landlord" as used in this Lease, means only the owner for the time being of the Landlord's interest in this Lease; and, in the event of the sale, assignment or transfer by such owner of the Landlord's interest in this Lease, such owner shall thereupon be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing. Except as provided in the preceding sentence, all of the covenants, agreements, terms, conditions, provisions and undertakings in this Lease shall inure to the benefit of, and shall extend to and be binding upon, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns, to the same extent as if they were in every case named and expressed.

         43. SEVERABILITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this lease or the application or such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

         44 SPECIAL STIPULATIONS. If any of the following stipulations supplement or conflict with any of the foregoing provisions hereof, the following provisions shall control:

         45. COMMISSION. Pursuant to Georgia Real Estate regulation 520-1-.08, Landlord and Tenant acknowledge and agree that Franklin Property Company has acted as agent for the Landlord in this transaction and is to be paid a commission by the Landlord pursuant to a separate agreement. Franklin Property Company has not acted as agent for the Tenant in this transaction. CB Richard Ellis, Inc. has acted as agent for the Tenant in this transaction and is to be paid a commission by the Landlord pursuant to a separate agreement. CB Richard Ellis, Inc. has not acted as agent for the Landlord in this transaction.

                  46. ASSIGNMENT; SUBLEASE. Notwithstanding anything contained herein to the contrary Landlord will not unreasonably withhold its consent to any assignment of this Lease or sublease of the Demised Premises, provided; however, that Landlord shall have the following options:

         (a) Upon receipt from Tenant of written request for Landlord's consent to such an assignment or sublease, Landlord may cancel this Lease as of the date the requested subletting or assignment is to be effective. This option shall be exercised, if at all, within thirty (30) days following receipt by Landlord of the request for consent including financial information on the proposed Tenant and such other information concerning the proposed Tenant as the Landlord may request, by delivery to Tenant of written notice of Landlord's intention to exercise this option. In the event that Landlord elects to cancel this Lease pursuant to this paragraph, Landlord shall so notify Tenant in writing and Tenant shall have ten (10) business days from and after date of said notice to withdraw its request for such assignment or subletting.

         (b) If the proposed assignment or sublease relates to the entire Demised Premises, Landlord may lease the whole of the Demised Premises directly to Tenant's prospective Tenant, in which event, notwithstanding the last sentence of Paragraph 20 hereof, Tenant shall be released from all liability with respect to the Demised Premises so leased.

         (c) Upon the Landlord granting its consent to any proposed assignment or sublease, after Tenant pays all applicable out-of-pocket expenses arising from such assignment or transfer, all rental amounts and any additional payments arising hereunder and fifty percent (50%) of the remaining rental amounts and additional payments arising under the assignment or sublease in excess of all rentals contained in this Lease, shall be payable to Landlord.

         Notwithstanding any provisions in Paragraph 20 of the Lease, and further not subject to the provisions of paragraphs (a), (b) and (c) immediately above, Tenant may enter into an assignment of this Lease without Landlord's consent, but with notice to Landlord, for the use and occupation of the Premises solely for the purpose set forth in Article 12 to (i) Tenant's parent or subsidiary corporation or to a corporation under common ownership with and controlled by the same persons who control Tenant, or (ii) any party which acquires substantially all of the assets of Tenant, or (iii) to a corporation into which Tenant merges or consolidates, or (iv) in connection with an initial public offering of stock in Tenant which results in Tenant being listed on a national securities exchange; provided, however, that in each such event, (1) such assignee shall have sufficient financial capabilities so as to meet all obligations of this Lease, in the sole but reasonable business judgment of Landlord; (2) such assignee shall possess qualifications for conducting the business at the Premises to the satisfaction of Landlord; (3) such assignee shall assume in writing all of Tenant's obligations hereunder; and (4) Tenant continues to remain liable under this Lease for the performance of all of the terms contained herein including but not limited to, the payment of Base Rent and all Additional Rent due under this Lease. The liability of any Guarantor of this Lease shall not be affected as a result of any assignment permitted under this subparagraph (g). Notwithstanding any provisions of clause (i) of this paragraph to the contrary, no assignment or other transfer of this Lease will be permitted under this paragraph without Landlord's consent, if such assignment or transfer would result in an assignment or transfer of this Lease or the ownership interests in any assignee or transferee to an entity not affiliated with Tenant through common ownership and control. It is the intention of the parties that the provisions of this paragraph are included herein for the purpose of providing Tenant with flexibility in the manner of operating its business, but the provisions of clause (i) are not intended to permit, and do not permit, an assignment or other transfer of this Lease to an entity outside the ownership family to which Tenant belongs as a means of defeating the other provisions of Article 20 or this Article 46 which require Landlord's consent to a Transfer.

         47. RIGHT TO RENEW. Tenant shall have the right to renew the term of this Lease for one additional term of five (5) years following expiration of the original term, provided that this Lease is in full force and effect, that Tenant or its permitted successors and/or assigns is/are in possession and occupying the Demised Premises, and that Tenant shall not have been or presently be in default (beyond any applicable grace period granted in this Lease for curing same) in the performance or observance of any of the terms, provisions, covenants and /or conditions of the Lease during the original term. Such right of renewal must be exercised by delivery to Landlord of an unequivocal written notice, served by registered or certified U. S. mail, of Tenant's intention to renew at least twelve (12) months prior to the expiration of the original term. The renewal term shall be on the same terms, covenants and conditions as the original term except:

         (a) The Initial Base Rent to be paid by the Tenant during the renewal term (hereinafter referred to as "Renewal Base Rent") shall be the then current market rate for comparable space within the 1100 Building. Should Landlord and Tenant be unable to agree upon the market lease rate for comparable space then both Landlord and Tenant shall each select an Appraiser who is a member of the Appraisal Institute (M.A.I.) to determine the market lease rate. Should these appraisers be unable to agree, then they shall select a third M.A.I. appraiser, whose decision shall be binding. The cost of appraisals shall be shared equally by the Landlord and the Tenant. In no event shall the Initial Base Rent for the renewal term be less than the Initial Base Rent in the final lease year of the original term of the lease.

         (b) At the expiration of each twelve (12) month period following the beginning of renewal term, the Renewal Base Rent shall be increased by two percent.

         (c) The increases in Annual Operating Costs shall continue to be calculated on the basis of the Budgeted Annual Operating Cost set forth in paragraph 5 hereof, however, the "Base Year" shall be revised to be the first "Fiscal Year" (as defined in Article 5 above) of the renewal term.

         48. ADA. Landlord agrees that the Building, including all common areas such as hallways, elevators, restrooms, sidewalks and parking lots will comply with the Americans with Disabilities Act of 1990 and the regulations promulgated thereunder. Landlord further agrees that, if it is determined that the building does not comply with the Americans with Disabilities Act, it will be solely liable for such failure and that it will, among other things, take all reasonable actions necessary to bring the building into compliance. Tenant agrees that its design and furnishing of the leased premises will comply with the Americans with Disabilities Act. Tenant agrees that if it is determined that the leased premises does not comply, it will be solely liable for such failure and that it will, among other things, take all reasonable actions necessary to bring the leased premises into compliance.

         49. ADDITIONAL SERVICES OR UTILITIES. Subject to the terms and conditions of this Article 49, Landlord shall, at Tenant's request, furnish additional quantities of any of the services or utilities specified in the Lease. Tenant shall deliver to Landlord a written request for such additional services or utilities prior to 2:00 p.m. on Monday through Friday (except National Holidays) for service on such days, and prior to 2:00 p.m. on the last full business day prior to a Saturday, Sunday or national Holiday. Tenant shall pay to Landlord the sum of Thirty Five Dollars ($35.00) per hour per floor as a charge for such additional services or utilities, which charge shall be deemed Additional Rent hereunder. The aforesaid sum may be adjusted from time to time by Landlord based upon increases in the actual costs of such services and utilities. If Tenant shall fail to make any such payments as and when due in accordance with the terms of this Lease, Landlord may, upon notice to Tenant and in addition to any other rights or remedies available to Landlord under this Lease, thereafter discontinue providing any or all of the additional services or utilities.

         50. COORDINATION OF THE WORK. Tenant may, upon reasonable prior notice to Landlord, at Tenant's risk and upon satisfaction of the requirements of
Article 18, enter into the Premises to perform work therein prior to the date that Landlord has completed Landlord's Work as described in Article 27 above. Tenant shall use best efforts to coordinate its work with work being done by Landlord and Landlord's contractors so as to avoid any interference with or delays to Landlord's Work, and Landlord and Tenant agree to reasonably cooperate with each other to stage and coordinate their respective construction work. If Landlord determines in its reasonable discretion that Tenant has delayed or interfered with Landlord's Work, then Landlord may require that Tenant cease any construction activity which is causing, or which may cause, any delay or interference.

         51. LANDLORD'S WAIVER. Landlord will, upon receipt of written request from Tenant, execute an agreement, on Landlord's form, subordinating any Landlord liens it may have on Tenant's inventory, trade fixtures and other personal property as a result of this Lease to a lien on such personal property held by any bona fide, third party lender; provided, however, that, notwithstanding anything herein contained or any decision of any court to the contrary, the term "trade fixtures" shall not include any air-conditioning, heating, lighting, electrical and plumbing equipment installed by Tenant in the Premises, nor any wiring or other apparatus related thereto. Notwithstanding the aforesaid, Landlord whereby waives any statutory or common law lien or right of distraint against any and all of Tenant's work product, business records and client files.

         52. ENVIRONMENTAL.

                  (a) Landlord represents that, to the best of Landlord's knowledge, the Demised Premises, the Building and the Property are in compliance with all environmental laws in existence on the Lease Date, and that no hazardous materials are located within the Demised Premises. No hazardous materials shall be stored or used in the Demised Premises except as required for the operation of Tenant's business, as permitted under this Lease, and any such hazardous materials shall be stored and handled in strict compliance with applicable laws. Landlord shall use diligent efforts to insure that any hazardous materials used by other tenants of the Building shall be stored and handled in strict compliance with applicable laws and shall use commercially reasonable efforts to cause compliance by other tenants and other third parties with environmental laws which affect the Building, the Property or the Demised Premises. Tenant shall not be liable for any environmental contamination of the Demised Premises or the Building or the Property unless such contamination was caused by the act or omission of Tenant or its agents, contractors or employees.

                  (b) Landlord shall defend, indemnify, and hold Tenant and Tenant's agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorney fees) occasioned by or arising out of or relating to any environmental pollution, damage, condition or problem arising from the presence of any hazardous substances, asbestos or other toxic waste as defined in any federal, state, or municipal governmental or quasi-governmental laws, rules, regulations, or ordinances in or about the Demised Premises or the Building or Property in violation of law that are (i) existing in the Demised Premises or the Building or Property prior to Tenant's occupancy of the Demised Premises or (ii) caused by the acts, omissions or negligence of Landlord, its agents, or employees and not caused by Tenant's acts, omissions or use of the Demised Premises.

                  (c) Tenant shall defend, indemnify, and hold Landlord and Landlord's agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys fees) occasioned by or arising out of or relating to any environmental pollution, damage, condition or problem arising from the presence of any hazardous substances, asbestos or other toxic waste as defined in any federal, state, or municipal governmental or quasi-governmental laws, rules, regulations, or ordinances in or about the Demised Premises or the Building or Property in violation of law that are existing in the Demised Premises and caused by the acts, omissions or negligence of Tenant, its agents, or employees and not caused by Landlord's actions.

         53. TENANT REMEDIES.

                  (a) If Landlord shall fail to maintain and repair the Demised Premises in accordance with the provisions of this Lease and such failure continues for a period in excess of thirty (30) days after Landlord receives Tenant's written notice of such default, then Tenant may, at its option, perform any such maintenance or repairs and the reasonable costs incurred by Tenant in performing such work shall be reimbursed to Tenant by Landlord within thirty days after Landlord's receipt of (i) Tenant's invoice for such costs, and (ii) copies of paid invoices for all such work, and (iii) lien waivers from all contractors, subcontractors involved in the performance of such work; provided, however, that if any such default of Landlord cannot with due diligence and commercially reasonable efforts be cured by Landlord within the thirty (30) day period after receipt of Tenant's notice, the period for cure by Landlord shall be extended if, within such thirty (30) day period Landlord commences and thereafter diligently pursues the cure of any such default. Tenant shall defend, indemnify and save Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to or interference with property or the premises of other tenants arising from or out of any exercise of any rights granted to Tenant under this Article 53.

                  (b) If Landlord fails to reimburse Tenant for any amounts due to Tenant in accordance with this Article Tenant may, in any Lease Year in which any such amount is claimed to be owed, offset against Base Rent an amount (the "Offset Maximum") equal to the lesser of (i) the amount claimed or (ii) one (1) month's Base Rent at the then current rate. If (a) Tenant obtains a final money judgement against Landlord (i.e. all appeals have been exhausted) as a result of Landlord committing a default under the Lease and failing to cure such default after proper written notice as provided for in this Lease; and (b) Landlord fails to pay any such judgement within ten (10) days after the entry of such final judgement, and (c) the holder of any mortgage encumbering the Building fails to diligently pursue to cure such default after proper written notice from Tenant, then and only then, shall Tenant have the right to offset against Base Rent an amount in excess of the Offset Maximum.


         IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year first above written.


ATTEST:                                   LANDLORD: 1100 CORPORATION


____________________________              By: /s/ Philip D. Caraci
                                              ----------------------------------
                                                   Philip D. Caraci, President



ATTEST:                                   TENANT: THE BISYS GROUP, INC.


____________________________              By: /s/ Dennis R. Sheehan
                                              ----------------------------------
                                          Name: Dennis R. Sheehan
                                                --------------------------------
                                          Title: Executive Vice President
                                                 -------------------------------